                                                                                  EXHIBIT 99

FARMER MAC NEWS

FOR IMMEDIATE RELEASE                                              CONTACT
February 5, 2007                                                                                 Mary Waters
                                                                                           202-872-7700

Farmer Mac to Continue Stock Repurchases;
Declares Quarterly Dividends on Common and Preferred Stock

Washington, D.C. — The Board of Directors of the Federal Agricultural Mortgage Corporation (Farmer Mac) today announced that the Corporation will continue its stock repurchase activities, with a view to the repurchase of up to an additional 1 million shares of Farmer Mac’s Class C non-voting common stock (NYSE: AGM). Farmer Mac had 9,032,018 shares of Class C non-voting common stock outstanding as of December 31, 2006. Farmer Mac’s Board also announced the declaration of quarterly dividends on the Corporation’s three classes of common stock - Class A voting common stock (NYSE: AGM.A), Class B voting common stock (not listed on an exchange), and Class C non-voting common stock - and the Corporation’s 6.40% Series A Cumulative Preferred Stock, which is not listed on an exchange.
Under the stock repurchase program, Farmer Mac will continue to use a broker-dealer as repurchasing agent to acquire shares from time to time through November 2008. The timing of purchases and the number of shares to be purchased will depend on market conditions. The program does not obligate the Corporation to acquire any specific number of shares and may be discontinued at any time. Farmer Mac intends to fund such repurchases with currently available working capital. Shares repurchased under the program will become authorized but unissued shares available for future issuance, as may be determined by the Board. The Corporation adopted a similar stock repurchase program in November 2005; that program was completed according to its terms during first quarter 2007.

Farmer Mac President and Chief Executive Officer Henry D. Edelman stated, “The Board made this decision after evaluating the Corporation’s future capital requirements to support fulfillment of its mission. That decision reflected the Board’s confidence in Farmer Mac’s long-term earnings outlook and its recognition of the importance of returning to its stockholders, through share repurchases, capital not currently required in the business.”

The quarterly dividend of $0.10 per share of common stock will be payable on March 30, 2007 to holders of record of common stock as of March 15, 2007. The quarterly dividend of $0.80 per share of preferred stock is for the period from January 1, 2007 through March 31, 2007 and will be payable on April 2, 2007 to holders of record of preferred stock as of March 20, 2007.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments. Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the possible establishment of additional statutory or regulatory restrictions or constraints on Farmer Mac that could hamper its growth or diminish its profitability; (2) the general rate of growth in agricultural mortgage indebtedness; (3) the rate and direction of development of the secondary market for agricultural mortgage loans, particularly lender interest in the Farmer Mac secondary market and Farmer Mac credit products; (4) borrower preferences for fixed-rate agricultural mortgage indebtedness; (5) the willingness of investors to invest in Farmer Mac Guaranteed Securities; and (6) possible reaction in the financial markets to events involving government-sponsored enterprises other than Farmer Mac. The foregoing factors are not exhaustive. Other risk factors are discussed in Farmer Mac’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2005 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, both as filed with the SEC on November 9, 2006. The forward-looking statements contained in this release represent management’s expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by law.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Additional information about Farmer Mac (as well as the Form 10-K/A and Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com.